Exhibit 5


                              June 5, 1995


Masco Corporation
21001 Van Born Road
Taylor, MI  48180

         RE:     MASCO CORPORATION
                 REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

      I am acting as your counsel in connection with the Registration Statement on Form S-3 under the Securities Act of 1933 registering an aggregate of 1,477,378 shares of Common Stock, $1.00 par value (the "Shares"), of Masco Corporation, a Delaware corporation (the "Company").

      I, or members of my staff, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records as I have deemed necessary or appropriate in connection with this opinion.

      Based upon the foregoing, I am of the opinion that:

      (1) the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware; and

      (2) the Shares are duly authorized, legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-3.

                              Very truly yours,

                              /s/John R. Leekley

                              John R. Leekley
                              Vice President and
                              General Counsel

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